EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Inland American Real Estate Trust, Inc.:

We consent to the use of our report included herein and to the reference to our firm as experts under the heading “Independent Registered Public Accounting Firm” in the Amendment No. 3 to the Registration Statement on Form S-11.

(signed) KPMG LLP

Chicago, Illinois

July 20, 2005